FIRST INTERNATIONAL ADVISORS, LLC (“FIA”)

Trading as

EVERGREEN INTERNATIONAL ADVISORS (“EIA”)

CODE OF ETHICS GOVERNING PERSONAL DEALINGS

1. General

EIA regards its responsibilities to its clients as paramount and conducts its business in the firm belief that giving priority at all times to the interests of its clients is the best and surest way of ensuring the continued success and profitability of EIA and all its personnel.

It follows that EIA expects all its personnel, officers and general partners, as well as any other person who provides investment advice on behalf of EIA and is subject to the supervision and control of EIA (collectively, “Staff”), during EIA office hours to concentrate at all times on their responsibilities to EIA’s clients, not on their personal financial affairs. EIA believes that Staff whose attention is distracted by monitoring their personal financial positions will not give the priority to clients’ interests which is a requirement of employment at EIA.

EIA therefore discourages Staff from active management of their personal financial affairs during business hours. In particular EIA considers that trading by Staff in any investment (as defined below) by reference to a short time horizon and dealing by

Staff in complex derivative instruments (but without limitation to either) are not compatible with giving priority to the interests of EIA’s clients.

EIA will closely monitor all Staff personal account dealings. The Chief Compliance

Officer of EIA may determine at his or her absolute discretion that dealings by a particular Staff member are excessive in quantity or unacceptable in type. EIA will request that Staff members conduct their future dealings in a manner specified by

EIA as described below. If future dealings do not conform to EIA’s specified requirements, it will be regarded as a matter of serious misconduct.

EIA nevertheless recognises that Staff members may have a responsibility to themselves, to partners or to families to monitor investments and to make such changes as may be thought advisable. WITHIN THE POLICY SET OUT IN THIS

CODE Staff members are therefore entitled to manage their own affairs. They must,

however, accept that the nature of their work imposes some restrictions on the dealings in which they can engage and reduces the extent to which they can claim complete privacy for their personal financial transactions. This applies also to dealings for any pension policies or similar arrangements over which they have discretion, to dealings by their spouses and children under the age of 18, and by any trust, private company or arrangement with another party in which they or their spouse (or such other persons) or children have an effective voice in investment decisions or a beneficial interest, and dealings by any other Connected Person.

Care will be necessary on the part of those directly or indirectly concerned with such matters to ensure that the letter and spirit of this Code are not breached. All Staff members should be prudent in their financial dealings. In particular, they should not enter into commitments that they may be unable to meet.

In general, in connection with personal securities transactions, Staff members should

(1) always place the interest of the firm's clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Staff member's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

Legal Requirement

Rule 17j-1(b) under the U.S. Investment Company Act of 1940 (the "Investment

Company Act") makes it unlawful for any employee or otherwise affiliated person of

EIA:

1. To employ any device, scheme or artifice to defraud any client of EIA;

2. To make to any client of EIA any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client of EIA; or

4. To engage in any manipulative practice with respect to any client of EIA.

Rule 204A-1 under the U.S. Investment Advisers Act of 1940 (the “Investment

Advisers Act”) requires all Staff members to comply with applicable U.S. Federal

Securities Laws.

For the purpose of this Code:

(i) "investments" means all types of investments and securities including (but without limitation thereto) derivatives and contracts for differences

(whether related to individual securities, market indices or similar measurement indicators) and currencies but excluding securities backed by the U.S. government.

(ii) "dealing" includes any purchase, sale, subscription, acceptance of takeover and other offer, conversion, redemption, writing, exercising, lapsing,

closing out and any other method of acquiring and disposing of investments;

(iii) "Connected Person" means any director, officer, general partner or

Advisory Person of EIA.

(iv) “Advisory Person” means any Staff Member (A) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Reportable

Fund, or (B) who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

(v) “U.S. Federal Securities Laws” means the U.S. Securities Act of 1933, as amended; the U.S. Securities Exchange Act of 1934, as amended; the

U.S. Sarbanes-Oxley Act of 2002, as amended; the Investment Company

Act; the Investment Advisers Act; Title V of the U.S. Gramm-Leach-Bliley

Act, as amended; any rules adopted by the U.S. Securities and Exchange

Commission under any of the foregoing statutes; and the U.S. Bank

Secrecy Act, as amended, as it applies to investment companies registered under the Investment Company Act and investment advisers,

and any rules adopted under the U.S. Bank Secrecy Act by the U.S.

Securities and Exchange Commission or the U.S. Department of the

Treasury.

(vi) “Reportable Fund” means any investment company registered under the

Investment Company Act for which EIA serves as investment adviser and any investment company registered under the Investment Company Act whose investment adviser or principal underwriter controls EIA, is controlled by EIA or is under common control with EIA. For the sake of clarity, “Reportable Fund” includes all such investment companies for which Evergreen Investment Services, Inc. serves as principal underwriter

(the “Evergreen Funds”) and all such investment companies advised or subadvised by EIA, Evergreen Investment Management Company, LLC

and their affiliates.

2. Confidential Information

It is a fundamental rule that Staff members must not use for their own advantage or for the advantage of others (for example, other clients), any information that has come into their possession relating to policy matters, investment decisions or dealings concerning investment business undertaken for clients. The duty of confidentiality goes further, however: Each Staff member must avoid disclosing any confidential information to others, whether or not the Staff member believes the recipient of the information will benefit.

3. Insider Dealing and Market Abuse

Staff must comply with the Criminal Justice Act 1993 (Part V Insider Dealing) (the

“Criminal Justice Act”) and all other subsequent relevant legislation. A summary of the provisions of the Criminal Justice Act is set out in Attachment B and a copy of the Criminal Justice Act is available from the Chief Compliance Officer.

If a Staff member is prohibited by the Criminal Justice Act from acquiring or disposing of investments for himself or a Connected Person, that Staff member must not acquire or dispose of such investments for a client unless that client gives a specific instruction unprompted by any Staff member.

Staff members must ensure at all times that personal dealings are conducted in a manner that does not give rise to allegations of market abuse.

4. Personal Dealings - Conflicts of Interest with clients

(a) Staff members must at all times avoid actions that involve, or might seem to involve, a conflict of interest between themselves (or their Connected Persons) and a client. For this reason Staff members must not deal in an investment for themselves or a Connected Person when they are aware that EIA or another affiliated company is currently dealing in that investment or a connected investment (for example, an ADR or option) for a client or considering whether to do so or has issued or is preparing advice on that investment. Once EIA or the other company has completed its order (and any market impact of the order has dissipated) or decided not to deal, Staff members may do so. For these purposes, "are aware" means, in the case of Wachovia Group companies other than EIA, "have knowledge" and does not impose a duty to make enquiries, but in the case of possible dealings by EIA itself, Staff members are required to make enquiries before dealing personally.

(b) No Connected Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days after the firm trades in that security unless the firm’s entire position in that security has been sold prior to such transaction and the Connected Person is also selling the security. If a securities transaction is executed by the firm within 7 calendar days after a Connected Person executed a transaction in the same security, the Chief Compliance Officer will review the Connected Person’s and the firm’s transaction to determine whether the

Connected Person did not meet his or her fiduciary duties to the firm’s clients in violation of this Code.

(c) Staff of EIA must not undertake personal deals for themselves or a Connected

Person directly with a client in any investment.

(d) Subject as referred to in this Code, EIA hereby consents to Staff dealing in the same investments as EIA may deal in for its clients or for its own account as part of the business it has been authorised to conduct by the FSA (referred to as “Scope of

Permission").

5. Interested Transactions

No Connected Person shall recommend any securities transactions without having disclosed to one of the Joint Managing Directors his or her interest, if any, in such securities or the issuer thereof, including without limitation:

(a) any direct or indirect beneficial ownership of any securities of such issuer;

(b) any contemplated transaction by such person in such securities;

(c) any position with such issuer or its affiliates; and

(d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

6. Initial Public Offerings

No Connected Person shall acquire directly or indirectly, any beneficial ownership in any securities in an initial public offering for his or her personal account without the prior approval of the Chief Compliance Officer who has been provided by such

Connected Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Connected

Person’s activities on behalf of the firm) and has concluded after consultation with other appropriate Connected Persons that the firm has no foreseeable interest in purchasing such securities.

7. Private Placements

No Connected Person shall acquire, directly or indirectly, any beneficial ownership of any securities in a private placement without the prior approval of the Chief

Compliance Officer who has been provided by such Connected Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Connected Person’s activities on behalf of the firm) and has concluded after consultation with other appropriate Connected

Persons that the firm has no foreseeable interest in purchasing such securities.

8. Short-Term Trading Profits

No Connected Person shall profit from the purchase and sale, or sale and purchase,

of securities which are the same as or equivalent to those securities purchased by the firm within 60 calendar days. Notwithstanding the foregoing provision, a

Connected Person, subject to advance approval of the Chief Compliance Officer on a case-by-case basis, may profit from any such purchase and sale or sale and purchase.

No Connected Person shall sell shares of any open-end Reportable Fund, other than a money market fund, prior to six months from the date of purchase (unless the purchase or sale was pursuant to a systematic investment plan or program).

Exceptions to this requirement may only be made by the Chief Compliance Officer of the Evergreen Funds, who will report any such exception to the Evergreen Funds’

Board of Trustees.

No Staff member who is not a Connected Person shall sell shares of any open-end

Reportable Fund, other than a money market fund, prior to 90 days from the date of purchase (unless the purchase or sale was pursuant to a systematic investment plan or program). Exceptions to this requirement may only be made by the Chief

Compliance Officer of the Evergreen Funds, who will report any such exception to the Evergreen Funds’ Board of Trustees.

Any profit so realized shall be disgorged.

9. Gifts

No Connected Person shall receive any gift or other things of more than de minimis value (for purposes of this Code, anything with a value in excess of US $100) from any person or entity that does business with or on behalf of the firm, other than (1)

business entertainment such as meals and sporting and theatre events involving no more than ordinary amenities and (2) unsolicited advertising or promotional materials that are generally available. No Connected Person shall accept any business entertainment contemplated under clause (1) in the foregoing sentence without the prior permission of one of the Joint Managing Directors or the Chief Compliance

Officer.

10. Service as a Director

No Connected Persons shall serve on the board of directors of any publicly traded company without prior authorization by the firm’s Joint Managing Directors based upon a determination that such board service would be consistent with the interests of the firm’s advisory clients.

11. Dealing Services

(a) Staff members dealing on their own account or for the account of a Connected

Person may only do so through their own broker or other counterparty and must inform the broker or counterparty concerned that the Staff member is an employee,

officer or director of EIA. Staff members must not request or accept from the broker any credit or special dealing facilities without the prior and specific consent of one of the Joint Managing Directors and the Chief Compliance Officer of EIA.

Pre-Clearance before dealing Staff members must clear the proposed transaction in advance by obtaining the approval of one of the Joint Managing Directors and the

Chief Compliance Officer, and the approved transaction must be completed by the close of business on the second trading day after approval is received, as long as the approval has not been rescinded. Within 24 hours of the deal taking place the transaction should be entered in the Personal Dealing Register which is maintained by the Chief Compliance Officer and the entry should be initialed by one of the Joint

Managing Directors and the Chief Compliance Officer.

Staff members must irrevocably instruct the broker or other counterparty concerned to provide copies of contract notes and confirmations for all dealings, and any other information concerning the dealings of such Staff members and Connected Persons,

including copies of periodic statements for all securities accounts, directly to the

Chief Compliance Officer within one business day of the dealings.

The Chief Compliance Officer will maintain a file containing all such contract notes and confirmations.

(b) Paragraphs 4, 8, and 11(a) of this Code do not apply to the following:-

(i) investments in tax-free investment regimes or vehicles approved by the

U.K. government or pension arrangements managed on a discretionary basis by a person independent of the Staff member and Connected

Persons;

(ii) discretionary management arrangements entered into by a Staff member with such an independent manager.

Details of such arrangements as referred to in (i) and (ii) above entered into by a

Staff member must be approved in advance by one of the Joint Managing Directors and notified to the Chief Compliance Officer as soon as they have been entered into.

(c) Staff are hereby made aware that permission to deal in securities issued by

Wachovia Corporation (or any Wachovia Group company if appropriate) may be refused at any time in accordance with Wachovia Group requirements without reasons being given. In such a case neither EIA nor any other member of Wachovia

Group will have any liability for any consequential direct or indirect loss, profit forgone or any other adverse consequence or liability incurred by a member of Staff or Connected Person.

12. Disclosure of Personal Holdings

Upon commencement of employment and annually thereafter, each Connected

Person shall be required to disclose his or her current personal securities holdings

(which information must be current as of a date no more than 45 days before the report is submitted) to the Chief Compliance Officer. Such information shall include as follows:

1. The title, number of shares and principal amount of each security in which the Connected Person had any direct or indirect beneficial ownership when the person became a Connected Person;

2. The name of any broker, dealer or bank with whom the Connected Person maintained an account in which any securities were held for the direct benefit of the Connected Person as of the date the person became a Connected

Person; and

3. The date that the report is submitted by the Connected Person.

Personnel becoming Connected Persons will be required, no later than 10 days after becoming a Connected Person, to provide the Chief Compliance Officer with a listing of all securities beneficially owned.

Each Connected Person will be required no later than 10 days after the end of a calendar quarter to report the following information:

1. With respect to any transaction during the quarter in a security in which the

Connected Person had any direct or indirect beneficial ownership:

a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

b. The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

c. The price of the security at which the transaction was effected;

d. The name of the broker, dealer or bank with or through which the transaction was effected; and

e. The date that the report is submitted by the Connected Person.

2. With respect to any account established by the Connected Person in which any securities were held during the quarter for the direct or indirect benefit of the Connected Person:

a. The name of the broker, dealer or bank with whom the Connected Person established the account

b. The date the account was established; and

c. The date that the report is submitted by the Connected Person.

Quarterly transaction reports need not be submitted to the extent (i) such reports would duplicate information contained in broker trade confirmations or account statements sent to EIA provided that EIA receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter, and (ii) no new accounts were established during the quarter.

13. Certification of Compliance and Reporting of Violations

Each Staff member is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Connected Person is required to certify quarterly that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. Any Staff member who becomes aware of any person violating this Code must promptly report such event to the Chief Compliance Officer.

14. Notification of Subject Persons

The Chief Compliance Officer shall notify each Staff member of the firm who may be required to make reports pursuant to this Code that such person is subject to this

Code and its reporting requirements and shall deliver a copy of this Code to each such person.

15. Review by the Management

The Chief Compliance Officer shall institute procedures for the review of reports submitted pursuant to paragraphs 11 & 12 of this section and shall report to the Chief Compliance Officer for the Evergreen Funds any violations requiring significant remedial action.

16. Sanctions

Upon discovering that Staff has not complied with the requirements of this Code, the

Chief Compliance Officer shall report the violation to the management personnel of

EIA for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Staff, a monetary fine, suspension, or termination.

17. Confidentiality

All information obtained from any Staff hereunder shall be kept in strict confidence,

except that reports of securities transactions hereunder may be made available to the U.S. Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

18. Other Laws, Rules and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Staff from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Firm.

19. Further Information

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the Chief Compliance Officer.

20. Records

This Code, a copy of each report by a Staff member, any written report hereunder by the Firm, lists of all persons required to make reports hereunder and such other information as required under the applicable provisions of the Investment Company

Act and/or the Investment Advisers Act, and the respective rules and regulations thereunder, shall be preserved with the Firm's records in accordance with, and for the period(s) required by, the applicable provisions of such Acts and the respective rules and regulations thereunder (including, without limitation, Rule 17j-1(f) under the

Investment Company Act and Rules 204-2(a)(12), 204-2(a)(13) and 204-2(e) under the Investment Advisers Act).

21. Connected Persons

Staff must do all in their power to ensure that Connected Persons, when acting for their own account, observe the requirements of this Code as though they applied to those persons. If a Connected Person or a member of Staff is an officer of employee of another investment business and subject to the personal dealing rules of that investment business instead, the Chief Compliance Officer should be consulted.

I agree to comply with the terms of the above Code of Practice.

Signed: __________________________

Name: ___________________________

Date: ____________________________